                                                                                                                                                                                                                                                                        EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 26, 2020, relating to the financial statements and financial highlights which appear in the December 31, 2019 Annual Reports to Shareholders of Goldman Sachs Global Infrastructure Fund, Goldman Sachs Absolute Return Tracker Fund, Goldman Sachs Alternative Premia Fund, Goldman Sachs Commodity Strategy Fund, Goldman Sachs Managed Futures Strategy Fund, Goldman Sachs Global Real Estate Securities Fund, Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs U.S. Equity Dividend and Premium Fund, Goldman Sachs International Equity Dividend and Premium Fund, Goldman Sachs U.S. Tax-Managed Equity Fund, Goldman Sachs International Tax-Managed Equity Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Satellite Strategies Portfolio and Goldman Sachs Dynamic Global Equity Fund. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses, and under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2020